CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust regarding the Prospectus and Statement of Additional Information of O’Shaughnessy All Cap Core Fund, O’Shaughnessy Enhanced Dividend Fund, O’Shaughnessy Small/Mid Cap Growth Fund, O’Shaughnessy Global Equity Fund and O’Shaughnessy International Equity Fund, each a series of the Advisors Series Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 13, 2010